GOLDEN RETIREMENT SAVINGS PROGRAM

   (As Amended and Restated Effective as of January 1, 1993)



                    McDermott, Will & Emery
                       Chicago, Illinois


                     C E R T I F I C A T E

              I, James A. Cohen, Secretary of WESTERN
PUBLISHING COMPANY, INC., hereby certify that the attached is a full, true and complete copy of the GOLDEN RETIREMENT
SAVINGS PROGRAM, as in effect on the date hereof.

              Dated this 28 day of December, 1993.

                                       James A. Cohen
                              --------------------------------
                                   Secretary as Aforesaid

                                      (Corporate Seal)


                      TABLE OF CONTENTS

                                                           PAGE
                                                           ----

SECTION 1                                                     1
     INTRODUCTION                                             1
          Purpose                                             1
          Effective Date and Plan Year                        1
          Employers                                           1
          Plan Administration                                 2
          Trustee, Trust Agreement, and Trust Fund            2
          Examination of Plan Documents                       2
          Notices                                             2
          Gender and Number                                   3
          Supplements                                         3

SECTION 2                                                     4
     ELIGIBILITY AND PARTICIPATION                            4
          Eligibility                                         4
          Continuity of Employment                            5
          Leave of Absence                                    7
          Reemployed Former Participant                       8
          Leased Employees                                    8

SECTION 3                                                    10
     EMPLOYER CONTRIBUTIONS                                  10
          Income Deferral Contributions                      10
          Compensation and Adjusted Compensation             11
          Matching Employer Contributions                    11
          Limitations on Income Deferrals                    12
          Limitations on Matching Employer Contributions
            and Participant Contributions                    15
          Highly Compensated Participants                    18
          Verification of Employer Contributions             20
          No Interest in Employers                           20

SECTION 4                                                    22
     PARTICIPANT CONTRIBUTIONS                               22
          Amount of Participant Contributions                22
          Deduction or Payment of Participant Contribu-
            tions                                            22
          Variation, Discontinuance, Resumption, and
            Withdrawal of Participant Contributions          22

SECTION 5                                                    24
     PERIOD OF PARTICIPATION                                 24
          Termination Date                                   24
          Restricted Participation                           25

SECTION 6                                                    27
     ACCOUNTING                                              27
          Separate Accounts                                  27
          Accounting Dates                                   28

          Adjustment of Participants' Accounts               28
          Statement of Account                               29
          Contribution Limitations                           30
          Investment Funds                                   32

SECTION 7                                                    35
     PAYMENT OF ACCOUNT BALANCES                             35
          Retirement or Death                                35
          Resignation or Dismissal                           35
          Forfeitures                                        36
          Manner of Distribution                             38
          Commencement of Distributions                      42
          Designation of Beneficiary                         43
          Missing Participants or Beneficiaries              44
          Facility of Payment                                45
          Latest Date for Distribution                       45
          Loans to Participants                              46
          Direct Transfer of Eligible Rollover
            Distributions                                    49
          Withdrawal of Income Deferral Contributions        50

SECTION 8                                                    53
     PRIOR PLAN ACCOUNT                                      53
          Transfer of Prior Plan Balance                     53
          Prior Plan Accounts                                53
          Withdrawals from Prior Plan Accounts               53
          Other Transferred Amounts and Rollovers            54

SECTION 9                                                    55
     THE COMMITTEE                                           55
          Membership                                         55
          Committee's General Powers, Rights, and Duties     55
          Manner of Action                                   56
          Interested Committee Member                        57
          Resignation or Removal of Committee Members        57
          Committee Expenses                                 58
          Information Required by Committee                  58
          Uniform Rules                                      58
          Review of Benefit Determinations                   59
          Committee's Decision Final                         59

SECTION 10                                                   60
     GENERAL PROVISIONS                                      60
          Additional Employers                               60
          Action by Employers                                60
          Waiver of Notice                                   60
          Controlling Law                                    60
          Employment Rights                                  60
          Litigation by Participants                         61
          Interests Not Transferable                         61
          Absence of Guaranty                                62
          Evidence                                           62

SECTION 11                                                   63

     AMENDMENT AND TERMINATION                               63
          Amendment                                          63
          Termination                                        63
          Reorganizations                                    64
          Vesting and Distribution on Termination            64
          Notice of Amendment or Termination                 65
          Plan Merger, Consolidation, Etc                    65

SECTION 12                                                   66
     TOP-HEAVY RULES                                         66
          Purpose and Effect                                 66
          Top-Heavy Plan                                     66
          Key Employee                                       67
          Aggregated Plans                                   68
          Minimum Contribution                               68
          Maximum Earnings                                   69
          No Duplication of Benefits                         69
          Adjustment of Combined Benefit Limitations         69

SUPPLEMENT A                                                A-1
                      GOLDEN RETIREMENT
                       SAVINGS PROGRAM

                          SECTION 1

                        INTRODUCTION

          1.1. Purpose. GOLDEN RETIREMENT SAVINGS PROGRAM (the "plan") is maintained by WESTERN PUBLISHING COMPANY, INC. (the "company") for eligible employees of the company and the eligible employees of any other United States subsidiary of the company which adopts the plan, with the consent of the company. The purpose of the plan is to provide for the accumulation of funds from both employer and participant contributions in order to provide retirement income to participants when they retire from the employ of the employers, thereby providing for their future financial security. The plan is designed as a qualified profit sharing plan under the provisions of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

          1.2. Effective Date and Plan Year. The original effective date of the plan was July 1, 1987. The "effective date" of the plan as set forth herein is January 1, 1993. A
"plan year" means each calendar year.

          1.3. Employers. The company and any United States subsidiary of the company which adopts the plan and trust with the consent of the company are sometimes referred to herein-after collectively as the "employers" and individually as an "employer."

          1.4. Plan Administration. The plan will be admin-istered by a pension security committee (the "committee") ap-pointed by the company, as described in Section 9. Partici-pants will be notified of the identity of the committee members and of any change in the membership of such committee.

          1.5. Trustee, Trust Agreement, and Trust Fund. Funds contributed by the employers or participants under the plan will be held and invested in a trust fund, until distrib-uted, by a trustee (the "trustee") appointed by the company. The trustee will act under a trust agreement between the em-ployers and the trustee. Participants will be notified of the identity of the trustee and of any change in trustee.

          1.6. Examination of Plan Documents. Copies of the plan and trust agreement, and any amendments thereto, will be made available at the principal office of each employer where they may be examined by any participant or beneficiary entitled to receive benefits under the plan. The provisions of and benefits under the plan are subject to the terms and provisions of the trust agreement.


          1.7. Notices. Any notice or document required to be given to or filed with the committee shall be considered as given or filed if delivered or mailed by registered mail, post-age prepaid, addressed as follows:

          Benefit Plans Administration Committee
          Western Publishing Company, Inc.
          444 Madison Avenue
          New York, New York  10022

          1.8. Gender and Number. Words in the masculine gen-der shall include the feminine and neuter genders and, where the context admits, the plural shall include the singular, and the singular shall include the plural.

          1.9. Supplements. The company and any other employ-er (with the consent of the company) may establish supplements to this plan with respect to any group or class of employees of an employer to which the plan has been extended. Each such supplement will be a part of the plan as it applies to the employees affected thereby. To the extent that the provisions of any supplement are inconsistent with the other features of the plan, the provisions of the supplement shall control.

                               SECTION 2

                     ELIGIBILITY AND PARTICIPATION

          2.1. Eligibility. Subject to the conditions and limitations of the plan, each employee of an employer who was an active participant in the plan immediately prior to the effective date will continue to participate in the plan in accordance with the provisions of this plan. Each other employee of an employer will become a participant in the plan on January 1, 1993, or on the first January 1, April 1, July 1, or October 1 thereafter (the "quarterly entry date") coincident with or next following the date he meets all of the following requirements:

          (a) He is a member of a group of employees to which the plan has been and continues to be extended by his employer, either unilater-ally or through collective bargaining, as described in Supplement A.

          (b) He has completed six months of continuous employment (as defined in subsection 2.2).

Each employee will be notified of the date as of which he be-comes a participant in the plan and will be furnished with a summary plan description in accordance with governmental rules and regulations. An employee who would be eligible to partici-pate in the plan on the applicable quarterly entry date except for the requirements of subparagraph 2.1(a) or (b) will become a participant on the date he satisfies the conditions for par-ticipation under such subparagraphs but will not be eligible to make income deferral contributions (as defined in subsection 3.2) or voluntary participant contributions until the quarterly entry date coincident with or next following the date he becomes a participant.

          2.2. Continuity of Employment. In determining an employee's or participant's continuity of employment, the fol-lowing rules shall apply:

          (a) An employee's or participant's continuous employment will be computed in terms of full and fractional years of continuous employment, with fractional years computed in completed days of employment, commencing on the date an employee is first employed by an employer (i.e, the date he first completes an hour of service) or, if he has incurred a one-year break in employment [as defined in subparagraph (g) below], the date of his reemployment (i.e., the date he first completes an hour of service upon reemployment).

          (b) A leave of absence (as defined in subsec-tion 2.3) will not interrupt continuity of employment for purposes of the plan.

          (c) A period of concurrent employment with two or more employers will be considered as employment with one employer during that period, and an employee's employment with any predecessor to an employer will be considered as employment with that employer.

          (d) The termination of any employee's employ-ment with one employer will not interrupt the continuity of his employment or par-ticipation if, concurrently with or imme-diately after such termination, he is em-ployed by one or more other employers.

          (e) If a former employee of the employers is reemployed by an employer before he has incurred a one-year break in employment [as defined in subparagraph (g) below], his employment with the employers will not be deemed to have terminated.

          (f) A period of employment with a controlled group member (as defined below) which is not an employer will be considered a period of employment with an employer for purposes of determining years and days of continuous employment. A "controlled group member" means any corporation or other trade or business which is under common control with an employer within the meaning of Sections
               414(b), 414(c) and 414(m) of the Code.

          (g) In determining an employee's or partici-pant's continuous employment for an employ-ee or participant who incurs a one-year break in employment and is reemployed by an employer or controlled group member, con-tinuous employment (both before and after such one-year break in employment) will be taken into account for plan purposes upon his reemployment, except as follows:

                    If a former employee of the employers
                    who is not vested with respect to any
                    portion of his income deferral
                    contribution account or matched
                    employer contribution account balance
                    is reemployed by an employer or
                    controlled group member after he has
                    incurred five consecutive one-year
                    breaks in employment and if such
                    consecutive one-year breaks in
                    employment equal or exceed his years
                    of continuous employment, his period
                    of continuous employment with the
                    employers or controlled group members
                    prior to such five consecutive one-
                    year breaks in employment shall be
                    disregarded for all purposes of the
                    plan upon his reemployment, and such
                    employee shall be treated as a new
                    employee for all purposes of the plan.
                    In no event shall a period of
                    continuous employment after an
                    employee has incurred five consecutive
                    one-year breaks in employment be taken
                    into account in determining the vested
                    portion of his matched employer
                    contribution account balance
                    attributable to employment prior to
                    such five consecutive one-year breaks
                    in employment.

               A "one-year break in employment" will be deemed to have occurred for each 12-month period commencing on the date of an employee's termination of employment, and on each anniversary thereof, during which such employee is not employed by an
               employer or controlled group member. In the case of a maternity or paternity absence (as defined below), an employee's termination of employment will not be deemed to have occurred until the first anniversary of the date of such absence. A
               "maternity or paternity absence" means an employee's absence from work because of the pregnancy of the employee or birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for purposes of caring for the child immediately following such birth or place-ment.

An "hour of service" means each hour for which an employee is directly or indirectly paid, or entitled to payment, by an employer for the performance of duties, determined in accordance with Department of Labor Reg. Sec. 2530.200b-2. A "year of continuous employment" means 365 days of continuous employment under this subsection.

          2.3. Leave of Absence. A leave of absence will not interrupt continuity of employment or participation in the plan. A "leave of absence" for plan purposes means a leave of absence required by law or granted by an employer on account of service in military or governmental branches described in any applicable statute granting reemployment rights to employees who entered such branches, or any other military or governmental branch designated by the employers, and also means any other absence from active employment with an employer under conditions which are not treated by it as a termination of employment including, but not limited to, vacations, holidays, maternity, illness, incapacity or jury duty. Leaves of absence will be governed by rules uniformly applied to all employees similarly situated. If an employee or participant does not return to work with an employer or controlled group member on or before termination of a leave of absence, he will be considered to have resigned on the date his last leave ended unless his employment actually terminated prior to the expiration of such leave.

          2.4. Reemployed Former Participant. If a former participant in the plan who has completed one year of contin-uous employment is reemployed by an employer after incurring a one-year break in employment, he will again become a partici-pant in the plan on the date he meets the requirements of sub-paragraphs 2.1(a) and (b) and will be eligible to make income deferral contributions under subsection 3.1 or voluntary par-ticipant contributions under subsection 4.1 on the quarterly entry date coincident with or next following the date he be-comes a participant.


          2.5. Leased Employees. A leased employee (as de-fined below) shall not be eligible to participate in the plan. A leased employee means any person who is not an employee of an employer but who has provided services to an employer of the type which have historically (within the business field of the employers) been provided by employees on a substantially full-time basis for a period of at least one year pursuant to an agreement between an employer and a leasing organization. The period during which a leased employee performs services for an employer shall be taken into account for purposes of subsection
2.2 of the plan unless (i) such leased employee is a partici-pant in a money purchase pension plan maintained by the leasing organization which provides a nonintegrated employer contribu-tion rate of at least ten percent (10%) of compensation, immediate participation for all employees and full and immediate vesting and (ii) leased employees do not constitute more than twenty percent (20%) of the employer's nonhighly compensated work force.

                               SECTION 3

                        EMPLOYER CONTRIBUTIONS

          3.1. Income Deferral Contributions. Subject to the limitations of the plan, by writing filed with the committee, a participant, if he so desires, may defer payment of a percent-age [in increments of one percent (1%)] of his compensation ("income deferral contributions"), not exceeding sixteen per-cent (16%) thereof, by electing to have such percentage with-held from his compensation and contributed to the plan on his behalf by his employer. For plan years beginning on or after January 1, 1993, no participant may elect to make income defer-ral contributions for any calendar year in excess of $8,994 [or such greater amount as determined pursuant to Section 402(g)(5) of the Code]. The amounts withheld from a participant's com-pensation pursuant to the participant's election shall be con-tributed to the plan by the participant's employer and credited to his income deferral contribution account as soon as practi-cable after being withheld but, in any event, not later than 30 days following the end of the pay period for which such contri-butions are made. A participant may elect to change the rate of his deferrals, or suspend or resume such deferrals, within the limits stated above, by filing a new election with the com-mittee. Each election under this subsection shall be made at such time, in such manner, and in accordance with such rules as the committee shall determine, and shall be effective for compensation paid on the first payment date (i.e., a date on which regular salary payments are made to employees of the employer) coincident with or next following the quarterly entry date or such other date specified by the committee for which such election is effective.

          3.2.  Compensation and Adjusted Compensation.  A par-

ticipant's "compensation" for any plan year means the sum total of the adjusted compensation (as defined below) paid to him during that plan year for services rendered to the employers as an employee and the amount of any income deferral contributions made for such year under subsection 3.1. A participant's "ad-justed compensation" for any plan year means the total cash compensation, including overtime, base pay, overtime premium, and shift premium, vacation and holiday compensation, but ex-cluding any payments representing cash reimbursements for ex-penses incurred by the participant and any compensation paid to him in a form other than cash, paid during the period such par-ticipant is an active participant in the plan. In no event shall compensation in excess of $200,000 (or such greater amount as permitted in regulations issued by the Secretary of the Treasury) be included in a participant's compensation for any plan year.

          3.3. Matching Employer Contributions. Subject to the limitations of the plan and the income deferral contribu-tions made under subsection 3.1, each employer will contribute for a participant an amount equal to fifty percent (50%) of the first six percent (6%) of income deferral contributions [but not exceeding $8,994 or such greater amount as determined pur-suant to Section 402(g)(5) of the Code for plan years beginning on or after January 1, 1993] made on behalf of the participant under subsection 3.1, reduced by any forfeitures to be credited to such participant's matched employer contribution account for such period as provided under subsection 7.3. Such contri-butions shall be paid to the trustee and credited to the par-ticipant's matched employer contribution account as soon as practicable after the end of the pay period for which such con-tribution is made but, in any event, not later than 60 days after the end of such period.

          3.4. Limitations on Income Deferrals. In no event shall the actual deferral percentage (as defined below) of the highly compensated participants (as defined in subsection 3.6) for any plan year exceed the greater of:

          (a) the actual deferral percentage of all other participants for such plan year multiplied by 1.25; or

          (b) the actual deferral percentage of all other participants for such plan year multiplied by 2.00; provided that the actual deferral percentage of the highly compensated par-ticipants does not exceed that of all other participants by more than two percentage points.

The "actual deferral percentage" of a group of participants for a plan year means the average of the ratios (determined sepa-rately for each participant in such group) of A to B where A equals the income deferral contributions credited to each such participant's income deferral contribution account for each plan year and B equals the participant's "compensation" for such plan year. For purposes of this subsection, the term "compensation" shall mean compensation as defined in Section 414(s) of the Code, including income deferral contributions. The committee shall determine from time to time based on the income deferral elections then on file with the committee whether the foregoing limitations will be satisfied and, to the extent necessary to ensure compliance with such limitation, shall reduce, on an individual-by-individual basis, for each highly compensated participant who is exceeding such deferral percentage the applicable percentage of income deferral contributions to be withheld for such highly compensated participant beginning with the highly compensated participant with the highest deferral percentage first and then reducing the applicable percentage for such subsequent highly compensated participant until such excess contributions are eliminated. In addition, if at any time a portion of the income deferrals withheld from a highly compensated participant's compensation cannot be credited to his income deferral contribution account because the limitations described above would be applicable, such amounts will be not be considered contributions under subsection 3.1 and the amount of such excess contributions (and any income allocable to such contributions) will be distributed to such highly compensated participant no later than two and one-half (2-1/2) months after the close of the plan year for which such excess contribution was made. For purposes of determining the amount of any income for a plan year attributable to any excess contributions by a highly compensated participant (as defined in subsection 3.6) to be returned to such participant, the following formula will be used:

            (i)  first, the value of his income deferral
                 contribution account as of the beginning of the plan year and as of the last day of the plan year shall be determined;

           (ii)  next, the gain or loss on such income
                 deferral contribution account shall be
                 determined after first reducing the dif-ference between the balance of the ac-count as at the end of the year and the balance as at the beginning of the year by income deferral contributions made for such year; and

          (iii)  finally, the amount calculated under
                 paragraph (ii) shall be multiplied by a
                 fraction the numerator of which is the
                 excess income deferral contributions made by the participant for such year and the denominator of which is such participant's income deferral
                 contribution account as of the last day
                 of such year reduced by the amount of any gain for such year and increased by the amount of any loss for such year. The amount calculated under this paragraph shall be the amount of income to be returned to the participant for such year.

The actual deferral percentage of a highly compensated partic-ipant to whom the family attribution rules described in subsec-tion 3.6 apply shall be the greater of:

           (i)   the actual deferral ratio obtained by
                 aggregating the income deferral contribu-tions and compensation of only those family members who are highly compensated participants; or

          (ii)   the actual deferral ratio obtained by
                 aggregating the income deferral contribu-tions and compensation of all family members who are participants.

For purposes of this subsection, certain former employees (as determined under Section 414(q)(9) of the Code) shall be treated as employees for purposes of determining highly compensated participants.

          3.5. Limitations on Matching Employer Contributions and Participant Contributions. In no event shall the contribu-tion percentage (as defined below) of the highly compensated participants (as defined in subsection 3.6) for any plan year exceed the greater of:

          (a) the contribution percentage of all other participants for such plan year multiplied by 1.25; or

          (b) the contribution percentage of all other participants for such plan year multiplied by 2.00; provided that the contribution percentage of the highly compensated par-ticipants does not exceed that of all other participants by more than two (2) percent-age points.

The "contribution percentage" of a group of participants for a plan year means the average of the ratios (determined separate-ly for each participant in such group) of A to B where A equals the sum of the matching employer contributions under subsection
3.3 and the participant contributions under subsection 4.1, if any, credited to such participant's accounts for such plan year and B equals the participant's compensation (as defined in sub-section 3.4) for such plan year. The committee shall determine from time to time based on such participant's matching employer contributions and participant contributions whether the fore-going limitations will be satisfied and, to the extent neces-sary to ensure compliance with such limitation, shall reduce, on an individual-by-individual basis, for each highly compen-sated participant who is exceeding such contribution percent-age, the applicable percentage of participant contributions, if any, to be withheld for such highly compensated participant, beginning with the highly compensated participant with the highest contribution percentage first and then reducing the applicable percentage for each subsequent highly compensated participant until such contribution percentage satisfies the foregoing test. If, after reducing such participant contribu-tions, such contribution percentage still exceeds such limita-tion, the matching employer contributions to be contributed for such highly compensated participants shall be reduced, begin-ning with the highly compensated participant with the highest matching employer contributions first and then reducing the applicable percentage for each subsequent highly compensated participant until such contribution percentage satisfies the foregoing test. If, because of the foregoing limitations, a portion of the matching employer contributions made on behalf of a highly compensated participant may not be credited to his account for a plan year, such portion (and the income allocable to such amount) will be forfeited and returned to the employer making such contribution not later than two and one-half months after the end of that plan year. The determination of any excess aggregate matching contributions under this subparagraph shall be made after determining any excess income deferral con-tributions under subsection 3.4. Income on such excess partic-ipant contributions and, if applicable, matching employer con-tributions shall be calculated in the same manner as provided in subparagraphs (i) - (iii) of subsection 3.4 except that such calculations shall be made using the participant's participant contribution account balance and the participant's contribu-tions and excess participant contributions made for such plan year and then, if necessary, such participant's matched employ-er contribution account balance and the employer's matching employer contributions and excess matching employer contribu-tions made for such plan year. In the event that both the actual deferral percentage and the contribution percentage do not satisfy the requirements of subparagraphs 3.4(a) and 3.5(a) above, the following additional limitation shall apply to participant contributions and then to employer matching contributions of highly compensated participants under the plan. After the appropriate tests under subparagraphs 3.4(a) or (b) above and subparagraphs 3.5(a) or (b) have been made and any excess income deferral contributions and participant contributions have been returned to the participant and any excess employer matching contributions are forfeited, the 'Aggregate Limit' test will be applied. The 'Aggregate Limit' will be the sum of: (1) 125 percent of the greater of the actual deferral percentage or the contribution percentage for participants who are not highly compensated participants and
(2) the lesser of (a) the actual deferral percentage or the contribution percentage. whichever is smaller, for participants who are not highly compensated participants plus two (2) percentage points or (b) the actual deferral percentage or contribution percentage, whichever is smaller, for participants who are not highly compensated participants multiplied by 2.0. If the sum of the actual deferral percentage and the contribution percentage for the highly compensated participants exceeds the Aggregate Limit, participant contributions and then employer matching contributions will be further reduced until the Aggregate Limit test is satisfied.

          3.6. Highly Compensated Participants. For purposes of subsections 3.4 and 3.5 of the plan, a "highly compensated participant" means any participant who, during the current or immediately preceding plan year:

          (a) was a five percent (5%) owner of an employ-er or controlled group member;

          (b) received annual compensation from an em-ployer and/or controlled group member of more than $75,000;

          (c) received annual compensation from an em-ployer and/or controlled group member of more than $50,000 and was in the top paid twenty percent (20%) of the employees; or

          (d) was an officer of an employer and/or con-trolled group member receiving annual com-pensation greater than fifty percent (50%) of the limitation in effect under Section
               415(b)(1)(A) of the Internal Revenue Code;
               provided, that for purposes of this
               subparagraph (d), no more than 50 employees of the employer [or if lesser, the greater of 3 employees or ten percent (10%) of the employees] shall be treated as officers.

A participant not described in (b), (c), or (d) above for the immediately preceding year will not be considered a highly com-pensated participant for the current plan year under (b), (c), or (d) unless such participant is included within the group of the 100 highest paid employees of the employer and controlled group members for such current year. For purposes of this subsection, "compensation" shall be defined as provided in subsection 3.4 of the plan. If any participant is a family member of a highly compensated participant who is either a 5 percent owner or one of the ten most highly compensated participants with respect to any plan year, that participant shall not be treated as a separate participant for purposes of this subsection and such individual's compensation will be treated as if paid to such highly compensated participant; provided that, a "family member" of a highly compensated participant means such participant's spouse, lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. The compensation thresholds in (b), (c) and (d) above will be adjusted in accordance with Section 414(q)(1) of the Code.

          3.7. Verification of Employer Contributions. A cer-tificate of an independent certified public accountant selected by the employer shall be conclusive on all persons as to the amount of an employer's contributions under the plan for any plan year.

          3.8. No Interest in Employers. The employers shall have no right, title, or interest in the trust fund, nor will any part of the trust fund at any time revert or be repaid to an employer, unless:

          (a)  the Internal Revenue Service determines
               that the plan does not meet the require-ments of Section 401(a) of the Internal
               Revenue Code of 1986, in which event con-tributions made to the plan by such employ-er conditioned upon such qualification shall be returned to the employer within one year after the date notice of such determination is issued to the employer; or

          (b) a contribution is made by such employer by mistake of fact and such contribution is returned to the employer within one year after payment to the trustee; or

          (c) a contribution is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the employer within one year after the disallowance of the deduction.

The amount of any contribution that may be returned to an em-ployer pursuant to subparagraph (b) or (c) above shall be re-duced by any portion thereof previously distributed from the trust fund and by any losses of the trust fund allocable there-to and in no event may the return of such contribution cause any participant's account balances to be less than the amount of such balances had the contribution not been made under the plan.

                               SECTION 4

                       PARTICIPANT CONTRIBUTIONS


          4.1. Amount of Participant Contributions. In lieu of any income deferral contributions made by a participant under subsection 3.1 and subject to any limitations contained in the plan, a participant, if he so desires, may elect to make voluntary contributions under the plan for any plan year in an amount of not less than one percent (1%) nor more than sixteen percent (16%) of his adjusted compensation (as defined in sub-section 3.2) for that year. Each such election by a partici-pant under this subsection shall be made at such time, in such manner and in accordance with such rules as the committee shall determine.

          4.2. Deduction or Payment of Participant Contribu-tions. A participant's contribution may be made by regular payroll deductions [in multiples of one percent (1%)] or in any other way approved by the committee. Participant contributions deducted by an employer will be paid to the trustee as soon as practicable after the date the contributions are made.

          4.3. Variation, Discontinuance, Resumption, and Withdrawal of Participant Contributions. A participant may elect to change his contribution rate (but not retroactively) within the limits specified above, to discontinue making con-tributions or to resume making such contributions. As of the first day of any plan year quarter, a participant may withdraw all or any portion of the then net credit balance in his par-ticipant contribution account. Each election by a participant under this subsection 4.3 shall be made at such time and in such manner as the committee shall determine, and shall be effective only in accordance with such rules as may be estab-lished from time to time by the committee.

                               SECTION 5

                        PERIOD OF PARTICIPATION

          5.1. Termination Date. A participant's "termination date" will be the date on which his employment with all of the employers is terminated because of the first to occur of the following:

          (a) Normal or Late Retirement. The date of the participant's retirement on or after at-taining age 65 years (his "normal retire-ment age"). A participant's right to all account balances shall be nonforfeitable on and after his normal retirement age.

          (b) Early Retirement. The date of the partic-ipant's retirement on or after attaining age 60 years but before attaining age 65 years.

          (c)  Disability Retirement.  The date the par-

               ticipant is retired from the employ of all of the employers at any age because of disability (physical or mental), as deter-mined by a qualified physician selected by the committee. A participant will be con-sidered disabled for purposes of this sub-paragraph if, on account of a disability, he is no longer capable of performing the duties assigned to him by his employer.

          (d)  Death.  The date of the participant's
               death.

          (e)  Resignation or Dismissal.  The date the
               participant resigns or is dismissed from the employ of all of the employers before he attains age 60 years and for a reason other than disability retirement.

If a participant is transferred from employment with an employ-er to employment with a controlled group member, his termina-tion date will not be considered to have occurred until his employment with all employers and controlled group members has terminated, but his participation in the plan will be restrict-ed as provided in subsection 5.2.

          5.2. Restricted Participation. If (i) payment of all of a participant's account balances is not made prior to the accounting date next following his termination date, or
(ii) a participant transfers to a controlled group member which is not an employer, or (iii) a participant transfers to a group or class of employees who are not eligible to participate in the plan pursuant to the requirements of subparagraph 2.1(a) or
(b), the participant or his beneficiary will be treated as a participant for all purposes of the plan, except as follows:

          (a) The participant may not make income defer-ral contributions and will not share in employer contributions and forfeitures (as defined in subsection 7.3) under Section 3 after his termination date, or during any period described in (i), (ii), or (iii) above, except as provided in subsection
               6.5.

          (b) The participant may not make contributions under Section 4 after his termination date or during any period described in (i),
               (ii), or (iii) above.

          (c) The beneficiary of a decreased participant cannot designate a beneficiary under sub-
               section 7.6.


If such participant subsequently again satisfies the requirements for participation in the plan, he will become an active participant in the plan on the date he satisfies the requirements of subparagraph 2.1(a) and (b) and will be eligible to make income deferral contributions under subsection
3.2 effective with the first payment date (i.e., a date on which regular salary payments are made to employees of the employer) coincident with or next following the date that he satisfies the requirements of subsection 2.4.

                               SECTION 6

                              ACCOUNTING

          6.1. Separate Accounts. The committee will maintain the following accounts in the name of each participant:

          (a) Income Deferral Contribution Account. If a participant elects to make income deferral contributions under subsection 3.1 of the plan, this account will reflect such con-tributions and the income, losses, appreci-ation, and depreciation attributable there-to.

          (b) Matched Employer Contribution Account. If a participant has elected to make income deferral contributions under the plan, this account will reflect the matching employer contributions made under subsection 3.3 of the plan and certain forfeitures arising under the plan, and the income, losses, appreciation, and depreciation attributable thereto.

          (c)  Participant Contribution Account.  If a
               participant has elected to make voluntary participant contributions under subsection
               4.1 of the plan, this account will reflect such participant contributions and the income, losses, appreciation, and deprecia-tion attributable thereto.

          (d) Prior Plan Account. If a participant has amounts attributable to his participation in any prior plan transferred to this plan as provided in Section 8, this account will reflect such amounts and the income, loss-es, appreciation, and depreciation attrib-utable thereto.

The committee also may maintain such other accounts (including accounts reflecting amounts invested in any particular invest-ment fund) in the names of participants or otherwise as it considers advisable. Unless the context indicates otherwise, references in the plan to a participant's "accounts" means all accounts maintained in his name under the plan.

          6.2. Accounting Dates. A "regular accounting date" is the last day of each month. A "special accounting date" is any date designated as such by the committee and a special accounting date occurring under subsection 11.4. The term "accounting date" includes both a regular accounting date and a special accounting date.

          6.3. Adjustment of Participants' Accounts. As of each accounting date, the committee shall:

          (a) First, charge to the proper accounts all payments, distributions, or withdrawals made since the last preceding accounting date that have not been charged previously;

          (b)  Next, adjust the credit balances in the
               accounts of all participants upward or
               downward, pro rata, according to the credit balances so that the total of the credit balances will equal the then adjusted net worth (as defined below) of the trust fund or any separate investment fund (as defined below) established for such accounts;

          (c) Next, subject to the provisions of subsec-tion 6.7, credit any income deferral con-tributions that are to be credited as of that date in accordance with subsection
               3.1;

          (d) Next, credit matching employer contribu-tions and forfeitures, if any, that are to be credited as of that date in accordance with subsection 3.3;

          (e) Finally, credit any participant contribu-tions that are to be credited as of that date in accordance with subsection 4.2.

The "trust fund" as at any date will consist of all property of every kind then held by the trustee. The "adjusted net worth" of the trust fund as at any date means the then net worth of the trust fund as determined by the trustee, less an amount equal to the sum of employer and participant contributions not yet credited to the accounts of participants. The committee may establish one or more investment funds for the investment of employer and participant contributions under the plan and may adjust participant accounts in accordance with the account-ing provisions established under any such investment funds.
The investment funds established by the committee are described in subsection 6.6. The term "investment fund" includes any trust account, group annuity contract, separate account, or other investment vehicle established under a contract with a licensed insurance company or under a trust agreement with a trustee.

          6.4. Statement of Account. Each participant will be furnished with a statement reflecting the condition of his accounts in the trust fund as of the last day of each plan year or more frequently, if so provided by the committee. No par-ticipant, except one authorized by the committee, shall have the right to inspect the records reflecting the accounts of any other participant.

          6.5. Contribution Limitations. Notwithstanding any provisions in the plan to the contrary, the following limita-tions shall apply to each participant in the plan:

          (a) If such participant is not an active par-ticipant in any other defined contribution or defined benefit plan [as defined in
               Section 415(k) of the Internal Revenue Code of 1986] maintained by an employer or a controlled group member which is not an employer, the maximum "annual additions"
               (as defined below) to such participant's accounts for any plan year shall not exceed the lesser of $30,000 [or, if greater, 1/4 of the dollar limitation in effect under
               Section 415(b)(1)(a) of the Code for the calendar year which begins with or within that plan year] or twenty-five percent
               (25%) of the participant's compensation for the plan year. A participant's "annual additions" shall mean the sum of (i) em-ployer contributions and forfeitures to be allocated and credited to his employer contribution account for the year, (ii) any income deferral contributions credited to his income deferral contribution account for the year, and (iii) participant contributions credited to his participant contribution account for such year. For purposes of this subparagraph, annual additions shall include excess aggregate contributions (as defined in Section
               401(m)(6)(B) of the Code) and excess income deferrals (as described in Section 402(g) of the Code), regardless of whether such amounts are distributed or forfeited. For purposes of this subsection, "compensation" means compensation as defined for purposes of Section 415 of the Internal Revenue
               Code.


          (b) If such participant is an active partici-pant in any other defined contribution plan maintained by an employer or a controlled group member which is not an employer, the maximum "annual additions" provided in subparagraph (a) above shall apply to this plan and all such other defined contribu-tion plans as if all such plans were one plan.

          (c) If such participant is an active partici-pant in any other defined benefit plan maintained by an employer or a controlled group member which is not an employer, the limitations provided in subparagraph (a) or
               (b) above, whichever is applicable, shall apply, and, in addition, the following additional limitation shall be applicable.
               If such participant's "defined contribution fraction" (as described below) when added to is "defined benefit fraction," deter-mined under such other defined benefit plan as of the end of each plan year, exceeds
               1.0 as calculated under Section 415(e) of the Code, the annual additions under this plan, the annual additions under such other defined contribution plan, or the annual additions under such other defined contri-bution plan, or the annual benefit expected to be paid under the defined benefit plan shall be adjusted, in the sole discretion of the plan administrators under the plans, so that the defined contribution fraction when added to the defined benefit fraction will not exceed 1.0. A participant's de-fined contribution fraction as of the end of any plan year shall consist of a numera-tor which is the sum of the annual addi-tions to such participant's accounts for all years, computed under subparagraph (a) or (b) above, whichever is applicable, and the denominator of which is the sum of the adjusted limitations for each year of such participant's service with the employers or controlled group members. For purposes of this subparagraph, the "adjusted limita-tion" for a year shall mean the lesser of:
               (i) $30,000 [or, if greater, 1/4 of the
               dollar limitation in effect under Section
               415(b)(1)(A) of the Code for the calendar year which begins with or within that plan year] multiplied by one hundred twenty-five percent (125%), and (ii) twenty-five per-

               cent (25%) of such participant's compensa-tion for such year multiplied by one hun-dred forty percent (140%).

If, as a result of the limitations provided above, any partici-pant contributions cannot be credited to a participant's par-ticipant contribution account, the committee, after consulting with the participant, may in its sole discretion:

          (a) Reduce any future participant contributions to be made by the participant for such plan year.

          (b) Return to the participant any participant contributions which, because of the limi-tations contained in this subsection, can-not be credited to his participant contri-bution account for the year, without inter-est or earnings.

Any employer contributions which cannot be credited to a par-ticipant's account because of the foregoing limitations will be used to reduce employer contributions for the next plan year
(and succeeding plan years in order of time).

          6.6. Investment Funds. Each participant may elect, subject to the following provisions, to have a portion or all of his income deferral contributions, matching employer contri-butions, and participant contributions invested in one or more investment funds established by the committee. As at Janu-ary 1, 1993, the following investment funds have been estab-lished:

          (a) Conservative Equity Fund. This fund will be primarily invested in equity securities that are deemed to have "defensive" char-acteristics, the investment objective being a favorable rate of return paralleling the pattern of the general stock market, but the variability of its results expected to be lower than those of the general stock market.

          (b) Aggressive Equity Fund. This fund will be primarily invested in equity securities that are deemed to have 'aggressive' char-acteristics, the investment objective being a favorable rate of return paralleling the pattern of the general stock market, but the variability of its results expected to be greater than those of the general stock market.

          (c)  Interest Accumulation Investment Fund.

               This fund will be invested with any
               insurance company under a group annuity
               contract or in an eligible pooled fund or funds consisting of such guaranteed investment contracts, or in a money market fund or funds, the investment objective being the preservation of principal and a favorable rate of interest on such principal.

          (d) Parent Company Stock Fund. This fund will be invested solely in the shares of common stock issued by Western Publishing Group, Inc., the parent of the company.

An election by a participant will be subject to the following requirements:

          (a) Each election made in accordance with this subsection must be in writing and filed with the committee at such time as the committee determines.

          (b)  Each election shall be effective on the
               first day of any plan year quarter (after all adjustments as of the next preceding accounting date have been made) for which a new election is effective. If no election is in effect with respect to a participant, such participant's income deferral contributions, matching employer contributions and participant contributions will be invested in the Interest
               Accumulation Investment Fund.

          (c) Any election made in accordance with this subsection to have amounts invested in one or more investment funds shall be in in-crements of 10 percent of such partici-pant's contributions or account balances.

          (d)  Effective as of the dates specified in
               subparagraph (b) above, a participant may elect to have a portion or all of the amounts credited to his income deferral contribution account, matching employer contribution account, participant contri-bution account or prior plan account (after all adjustments as of the next preceding accounting date have been made) transferred from one investment fund to another invest-ment fund. Each such election shall be subject to the provisions of subparagraphs
               (a) and (c) above and no election to trans-

               fer from the Interest Accumulation
               Investment Fund to another investment fund shall be effective unless such transfer is permitted under the Interest Accumulation
               Investment Fund, without penalty.

          (e) With respect to each participant who has an interest in the Parent Company Stock Fund
               (as defined in subparagraph 6.6(d) above), the trustee shall provide a copy of the notice and proxy statement for each meeting of the holders of common stock issued by Western Publishing Group, Inc., together with an appropriate form for the partici-pant's use in instructing the trustee with respect to the voting of the shares of such stock that, at the record date for the determination of the shareholders entitled to such notice, and to vote at, such meet-ing, are allocable to such participant under the Parent Company Stock Fund as of such date. If a participant furnishes timely instructions to the trustee, the trustee (in person or by proxy) shall vote the shares (including fractional shares) of the common stock of Western Publishing
               Group, Inc. allocable to such participant in the Parent Company Stock Fund in accor-dance with the directions of the partici-pant. Shares of such stock allocable to participants in the Parent Company Stock
               Fund for which timely voting instructions are not received by the trustee shall be voted by the trustee as directed by the committee.

                               SECTION 7

                      PAYMENT OF ACCOUNT BALANCES

          7.1. Retirement or Death. If a participant's em-ployment with all of the employers and controlled group members is terminated because of retirement under subparagraph 5.1(a),
(b), or (c), or if a participant dies while in the employ of an employer, any income deferral contributions or participant con-tributions made by him previously but not credited to his ap-propriate account will be returned to him or, in the event of his death, to his beneficiary. The balances in all of his accounts as at the accounting date coincident with or next following his termination date (after all adjustments required under the plan as of that date have been made) shall be nonfor-feitable and shall be distributable to him or, in the event of his death, to his beneficiary, under subsection 7.4.


          7.2. Resignation or Dismissal. If a participant who immediately prior to July 1, 1987 was an active participant in the Western Publishing Company Employees' Savings & Security Plan and who became a participant in this plan on July 1, 1987 resigns or is dismissed from the employ of all of the employers before retirement under subparagraph 5.(a), (b) or (c), any income deferral contributions or participant contributions made by him previously but not credited to his appropriate account will be returned to him and the balances in all of his accounts as at the accounting date coincident with or next following his termination date (after all adjustments required under the plan as of that date have been made) shall be nonforfeitable and shall be distributable to him under subsection 7.4. In the case of any other participant who resigns or is dismissed under subparagraph 5.1(a) (b) or (c), any income deferral contributions or participant contributions made by him previously but not credited to his appropriate account will be returned to him and the balances in his income deferral contri-bution account, participant contribution account and prior plan account, if any, as at the accounting date coincident with or next following his termination date (after all adjustments required under the plan as of that date have been made) shall be nonforfeitable and shall be distributable to him under sub-
section 7.4 along with the vested balance in his matched em-ployer contribution account as at the accounting date coinci-dent with or next following his termination date (after all adjustments required under the plan as of that date have been made) determined in accordance with the following schedule:

     Years of continuous
      employment under        Vested Percentage of matched
       subsection 2.2         employer contribution account
     -------------------      -----------------------------
         Less than 1                      0%
              1                          25%
              2                          50%
              3                          75%
          4 or more                     100%

          7.3. Forfeitures. The amount by which a partici-pant's matched employer contribution account is reduced under subsection 7.2 shall be treated as a "forfeiture" on the earlier of the date of distribution of such participant's account balances or the date such participant incurs five consecutive one-year breaks in employment. Prior to that date, such accounts will continue to be adjusted pursuant to the provisions of subparagraph 6.3(b). Forfeitures attributable to a participant's matched employer contribution account will be used to reduce the employer's contribution otherwise required under subsection 3.4 and shall be credited to the matched employer contribution accounts of other participants in accordance with that subsection. If a participant is reemployed by an employer or controlled group member before he incurs five consecutive one-year breaks in employment, any for-

feitures attributable to such participant shall be recredited to such participant's matched employer contribution account on the accounting date coincident with or next following the date of such participant's reemployment if the participant repays the total amount of any previous distribution attributable to his matched employer contribution account within five years of his date of reemployment. Such participant's matched employer contribution account shall be recredited from current unallocated forfeitures or, to the extent there are insufficient unallocated forfeitures for this purpose, from supplemental employer contributions necessary to restore such amount. The actual amount restored to such participant's account shall be the amount of such forfeitures, without investment adjustments.

          7.4. Manner of Distribution. After each partici-pant's termination date, and subject to the conditions set forth below and in subsections 7.5 and 7.11, distribution of the net credit balance in the participant's accounts will be made to or for the benefit of the participant or, in the case of his death, to or for the benefit of his beneficiary, by one or both of the following methods:

          (a) By purchase of an annuity subject to the following requirements:

                 (i)  Except as otherwise provided in
                      subparagraph (v) below, if such
                      participant has a spouse to whom he
                      is legally married as of the date
                      payment of his account balances is
                      to commence as a result of his term-
                      ination of employment for a reason
                      other than death, the participant's
                      account balances shall be applied to
                      purchase an annuity for the life of
                      the participant with a survivor
                      annuity payable for the life of his
                      spouse which is one-half of the
                      annuity payable during the joint
                      lives of the participant and his
                      spouse.

                (ii)  Except as otherwise provided in
                      subparagraph (v) below, if such
                      participant has a spouse to whom he
                      is legally married as of the date of
                      his death, an annuity providing
                      payments for the life of the spouse
                      shall be purchased for the spouse
                      with at least fifty percent (50%) of
                      the participant's account balances
                      unless such amount is less than
                      $3,500, in which case, such amount

                      shall be distributed to the spouse
                      in a lump sum.  Such spouse may
                      elect in writing to have any amounts
                      payable to the spouse paid in a lump
                      sum.

               (iii)  The portion of a participant's
                      account balances, if any, which is
                      not paid to the participant's spouse
                      under subparagraph (ii) shall be
                      paid to such participant's
                      designated beneficiary under one or
                      more of the methods described in
                      subparagraph (v) below; provided
                      such distributions commence within
                      one year of the participant's death.

                (iv)  The premium paid to the insurance
                      company for a contract will be
                      charged to the participant's
                      accounts when paid.  The committee
                      may direct the trustee to cause the
                      contract to be assigned or delivered
                      to the person or persons then
                      entitled to payments under it but,
                      prior to assignment or delivery of
                      the contract, it shall be rendered
                      nontransferable and noncommutable.

                 (v)  In the event a participant does not
                      have a spouse as of the date payment
                      of his account balances is to com-
                      mence to him or upon his death, or
                      such participant elects, with the
                      written consent of his spouse (which
                      consent acknowledges the effect of
                      such election and is witnessed by a
                      plan representative or notary
                      public), not to receive distribution
                      in the form of an annuity described
                      in (i) or (ii) above, the committee,
                      after consulting with the
                      participant, will direct the trustee
                      to distribute such participant's
                      benefits to him or, in the event of
                      his death, to or for the benefit of
                      his designated beneficiary, by any
                      one or more of the following
                      methods:

                      (1)  An annuity for life,
                           with or without a
                           refund feature.


                      (2)  An annuity for life
                           and a period certain,
                           which period certain
                           may not exceed the
                           joint life expectancy
                           of the participant
                           and his designated
                           beneficiary.

                      (3)  An annuity for the
                           joint life expectancy
                           of the participant
                           and his designated
                           beneficiary.

                      (4)  With the written
                           consent of the par-
                           ticipant and, where
                           applicable, his
                           spouse, a lump sum
                           under subparagraph
                           (b) below.

                      If such participant's designated
                      beneficiary is not the participant's spouse and is more than 10 years younger than the participant, an annuity shall be paid over a period not exceeding the joint life expectancy of the participant and a designated beneficiary 10 years younger than the participant.

                (vi)  Within a reasonable period of time
                      prior to the earliest date on which
                      a married participant could receive
                      payment of benefits under the plan,
                      the committee will furnish him with
                      a written explanation of the terms
                      and conditions of the form of
                      payment specified in subparagraph
                      (a)(i) above, and the financial
                      effect of making an election not to
                      receive payment in such form.  An
                      election not to receive payment in
                      the form specified in subparagraph
                      (a)(i) shall be in writing and
                      signed by the participant and
                      consented to by his spouse and may
                      be made or revoked by the
                      participant at any time during the
                      90-day period prior to commencement
                      of his benefits.  Within the three
                      plan year period beginning (i) on
                      the first day of the plan year in

                      which a participant attains age 32
                      or (ii) if such employee becomes a
                      participant in the plan after
                      attaining age 32, with the plan year
                      in which such employee becomes a
                      participant, the committee will
                      furnish him with a written
                      explanation of the terms and
                      conditions of the form of payment
                      specified in subparagraph (a)(ii)
                      above and the financial effect of
                      making an election not to receive
                      payment in such form.  An election
                      not to receive payment in the form
                      specified in subparagraph (a)(ii)
                      may be made by a participant at any
                      time on or after the first day of
                      the plan year in which he attains
                      age 35 years.  Such election shall
                      be in writing and consented to by
                      his spouse and may be made or
                      revoked by the participant at any
                      time prior to his death.

          (b)  Subject to the provisions of subparagraph
               (a), by payment in a lump sum.

Subject to the requirements of subparagraph (a) above, the par-ticipant may elect the method of distributing his benefits to him and may direct how his benefits are to be paid to his bene-ficiary. The committee shall select the method of distributing the participant's benefits to his beneficiary if the partici-pant has not filed a direction with the committee. The trustee may make distributions in cash or property, or partly in each, provided property is distributed at its fair market value as at the date of distribution as determined by the trustee. All distributions under the plan shall comply with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

          7.5. Commencement of Distributions. Except as pro-vided in the following sentence, payment of a participant's benefits will be made within a reasonable time after his termi-nation date, but not later than 60 days after (a) the end of the plan year in which his termination date occurs, or (b) such later date on which the amount of the payment can be ascer-tained by the committee. However, if a participant's termination date occurs before he attains age 65 and if the aggregate nonforfeitable balance in his accounts at his termination date or at the time of any prior distribution exceeds $3,500, then payment of such benefits shall be deferred to his attainment of age 65 (or, if elected by the participant, age 70-1/2) unless the participant (or, in the event of his death, his surviving spouse) consents in writing to an immediate distribution. A (i) participant or (ii) former participant who previously made an election to defer commencement of his benefits whose nonforfeitable balance in his accounts as at his termination date (after any required adjustments) was less than $3,500 will automatically receive his distribution in a lump sum. A participant who previously made an election to defer commencement of his benefits may elect, not more frequently than once each plan year and in an amount not less than $1,000 in each such plan year, to receive a distribution from his account(s) in a lump sum payment.

          7.6. Designation of Beneficiary. Each participant from time to time, by signing a form furnished by the commit-tee, may designate any person or persons (who may be designated concurrently, contingently, or successively) to whom his bene-fits are to be paid if he dies before he receives all of his benefits. A beneficiary designation form will be effective only when the form is filed with the committee while the par-ticipant is alive and will cancel all beneficiary designation forms previously files with the committee. If a deceased par-ticipant failed to designate a beneficiary as provided above, or if the designated beneficiary dies before the participant or before complete payment of the participant's benefits, the committee, in its discretion, may direct the trustee to pay the participant's benefits as follows:

          (a) To or for the benefit of any one or more of his relatives by blood, adoption, or mar-riage and in such proportions as the com-mittee determines; or

          (b) To the legal representative or representa-tives of the estate of the last to die of the participant and his designated benefi-ciary.

The term "designated beneficiary" as used in the plan means the person or persons (including a trustee or other legal represen-tative acting in a fiduciary capacity) designated by a partici-pant as his beneficiary in the last effective beneficiary des-ignation form filed with the committee under this subsection and to whom a deceased participant's benefits are payable under the plan. The term "beneficiary" as used in the plan means the natural or legal person or persons to whom a deceased partici-pant's benefits are payable under this subsection.

          7.7. Missing Participants or Beneficiaries. Each participant and each designated beneficiary must file with the committee from time to time in writing his post office address and each change of post office address. Any communication, statement, or notice addressed to a participant or beneficiary at his last post office address filed with the committee, or if no address is filed with the committee then, in the case of a participant, at his last post office address as shown on the employer's records, will be binding on the participant and his beneficiary for all purposes of the plan. Neither the employ-ers nor the committee will be required to search for or locate a participant or beneficiary. If the committee notifies a par-ticipant or beneficiary that he is entitled to a payment and also notifies him of the provisions of this subsection, and the participant or beneficiary fails to claim his benefits or make his whereabouts known to the committee within three years after the notification, the benefits of the participant or beneficia-ry will be disposed of, to the extent permitted by applicable law, as follows:

          (a) If the whereabouts of the participant then is unknown to the committee, but the whereabouts of the participant's designated beneficiary then is known to the committee, payment will be made to the designated beneficiary;

          (b) If the whereabouts of the participant and the participant's designated beneficiary then is unknown to the committee, but the whereabouts of one or more relatives by blood, adoption, or marriage of the par-ticipant is known to the committee, the committee may direct the trustee to pay the participant's benefits to one or more of such relatives and in such proportions as the committee decides; or

          (c) If the whereabouts of such relatives and the participant's designated beneficiary then is unknown to the committee, the bene-fits of such participant or beneficiary will be disposed of in an equitable manner permitted by law under rules adopted by the committee.

          7.8. Facility of Payment. When a person entitled to benefits under the plan is under legal disability, or in the committee's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the committee may di-rect the trustee to pay the benefits to such person's legal representatives, or to a relative or friend of such person for such person's benefits, or the committee may direct the appli-cation of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the plan.

          7.9. Latest Date for Distribution. Notwithstanding any provision of the plan to the contrary, payment of benefits to a participant shall be made (or commence) no later than the April 1 of the calendar year following the calendar year in which the participant has attained age 70-1/2.

          7.10 Loans to Participants. While it is the primary purpose of the plan to accumulate funds for participants when they retire, it is recognized that under some circumstances it is in the best interests of participants to permit loans to be made to them while they continue in the active service of the employers. Accordingly, the committee, pursuant to such rules as it may from time to time establish, and upon written application by a participant supported by such evidence as the committee may request, may direct the trustee to make a loan to a participant subject to the following:

          (a)  Subject to the provisions of this sub-
               section, each participant may borrow from his accounts (other than his matched employer contribution account) for general purposes or for residential purposes by filing a written application with the committee requesting such loan. The minimum amount which can be borrowed for any loan will be $1,000. All loans shall be made on a pro rata basis from a participant's income deferral contribution account, participant contribution account and prior plan account and no more than two loans may be outstanding at any time.

          (b) For loans made before October 18, 1989, the principal amount of any loan made to a participant, when added to the outstanding balance of all other loans made to the participant from all qualified plans maintained by the employers, shall not exceed the least of: (i) $50,000, reduced by the excess (if any) of the highest outstanding balance during the one-year period ending immediately preceding the date of the loan, over the outstanding balance of all such loans from all such plans on the date of the loan; (ii) 50 per-cent of the amount to which the participant would be entitled under all such plans if he were to terminate his employment with the employers on the date the loan is made, or $10,000, whichever is greater; and
               (iii) the sum of a participant's income
               deferral contribution account, participant contribution account and prior plan account
               (excluding any amounts in such account
               attributable to the Western IRA Plan).

          (c)  For loans made on or after October 18,
               1989, the principal amount of any loan made

               to a participant, when added to the
               outstanding balance of all other loans made to the participant from all qualified plans maintained by the employers, shall not exceed the least of: (i) $50,000, reduced by the excess (if any) of the highest outstanding balance during the one-year period ending immediately preceding the date of the loan, over the outstanding balance of all such loans from all such plans on the date of such loan; (ii)
               50 percent of the participant's vested
               account balances under the plan; or
               (iii) the sum of a participant's income
               deferral contribution account, participant contribution account and prior plan account
               (excluding any amounts in such account
               attributable to the Western IRA Plan).

          (d)  Each loan must be evidenced by a written
               note in a form approved by the committee, shall require substantially level amortization payments (with payments at least quarterly), shall be repaid by regu-lar payroll deduction and shall be secured by the participant's account balances.
               Each loan made before October 18, 1989
               shall bear interest at the rate then
               payable under the guaranteed investment
               contract established under subsection 6.6 at the time such loan is made. Each loan made on or after October 18, 1989 shall bear interest at the rate established by the committee and be commensurate with rates charged by commercial lenders on similar loans. Any loan to a married participant must be consented to by the participant's spouse. Such spousal consent shall be obtained no earlier than the beginning of the ninety-day period ending on the date of the loan, must acknowledge the effect of the loan and must be witnessed by a plan representative or notary public. Such consent shall be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan unless such loan is renegotiated, extended, renewed or otherwise revised.

          (e) Each loan shall specify a repayment period which shall not be less than 18 months (or
               12 months, if the loan is made on or after October 18, 1989), nor more than 60 months for general purposes and not less than 18 months (or 120 months, if the loan is made on or after October 18, 1989) nor more than 360 months (or 240 months if the loan is made on or after October 18, 1989) for residential loans used to acquire, con-struct, reconstruct or substantially rehabilitate any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the participant. No repayment period shall extend beyond a par-ticipant's normal retirement date. Amounts repaid by the participant will be recredited to the participant's accounts in the same ratio as the loan is made from such accounts.

          (f)  If, on a participant's termination date
               (other than a termination date described in paragraph 5.1(c)), any loan or portion of a loan made to him under the plan, together with the accrued interest thereon, remains unpaid, the entire amount of the unpaid loan and accrued interest shall be due and payable by the participant; provided that, if such amount is not repaid by the end of the calendar month beginning after his ter-mination date, an amount equal to the outstanding balance of the loan, together with the accrued interest thereon, shall be charged to the participant's accounts after all other adjustments required under the plan, but before any distribution pursuant to subsection 7.4. A participant who has a termination date under subparagraph 5.1(c) need not repay the entire amount of the loan by the end of the calendar month beginning after his termination date, but if payments are in default at the end of any calendar month, such loan shall be charged against the participant's accounts as provided in the preceding sentence.

          (g) In determining the adjusted net worth of the trust fund as of each accounting date, the committee shall disregard any promissory notes held by the trustee evidencing loans made to participants, together with any interest and principal payments on such loans received by the trustee since the preceding accounting date. For purposes of adjusting partic-ipants' accounts under subsection 6.3, the committee shall exclude from the credit
               balance of a participant's accounts the
               unpaid amount of any loan made to him
               (disregarding any principal payments made since the last preceding accounting date).
               Interest paid by a participant on a loan made to him under this subsection 7.10 shall be credited to the accounts of the participant as of the accounting date which ends the accounting period during which such interest payment was made, after all adjustments required under the plan as of the date have been made.

          (h)  Notwithstanding any provision to the
               contrary, the participant's ability to
               withdraw amounts from his participant
               contribution account under subsection 4.3 and from his prior plan account under subsection 8.3 shall be restricted to the extent that the outstanding principal and interest due on a loan equals or exceeds
               50% of his vested account balances.

          7.11.  Direct Transfer of Eligible Rollover
Distributions. Effective January 1, 1993, if payment of benefits to a participant, a participant's surviving spouse, or the spouse or former spouse of the participant who is an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) constitutes an 'eligible rollover distribution' under Section 402(c)(4) of the Code, then the participant or the participant's spouse (or former spouse) may elect to have such distribution paid directly to an eligible retirement plan described in Section 402(c)(8)(B) of the Code (except that in the case of an eligible rollover distribution to a participant's surviving spouse on the death of a participant, the definition of an eligible retirement plan is limited to an individual retirement account or individual retirement annuity). Each election by a participant under this subsection shall be made at such time and in such manner as the committee shall determine and shall be effective only in accordance with such rules as shall be established from time to time by the committee. Any election by a participant under this subsection will be subject to the requirements of subparagraph 7.4(a)(v) of the plan.

          7.12 Withdrawal of Income Deferral Contributions. With the consent of the committee, a participant may elect to withdraw any income deferral contributions made by such par-ticipant because of a "hardship" (as defined below) causing an immediate and heavy financial need on the participant. For purposes of this subsection a hardship shall include:

          (a)  Medical expenses incurred (or not yet

               incurred but necessary to obtain such
               medical care) by the participant, the
               participant's spouse or the participant's dependents (as defined in Section 152 of the Internal Revenue Code) which are not reimbursed by insurance or otherwise;

          (b) Purchase of a principal residence for the participant, excluding mortgage payments;

          (c) Payment of tuition and related educational fees for the next twelve months of post-secondary education for the participant or the participant's spouse, children or dependents;

          (d)  The need to prevent the eviction of the
               participant from his principal residence or foreclosure under the mortgage on the participant's principal residence;

          (e)  Casualty losses or catastrophes such as
               flooding, hurricanes or tornadoes; or

          (f) Any other hardship which in the opinion of the committee creates an immediate and heavy financial need on the participant.

A withdrawal will be considered necessary to satisfy an immedi-ate and heavy financial need only if the participant represents in writing to the committee that the need cannot reasonably be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the employee's assets and the assets of the employee's spouse and minor children that are reasonably available to the employee, (iii) from other available distributions and loans under this plan or any other qualified retirement plan maintained by the employers or by borrowing from commercial sources on reasonable commercial terms in amounts sufficient to satisfy the need; or (iv) the cessation of income deferral contributions or voluntary contributions to the plan. Each such election shall be in writing, shall be filed with the committee at such time and in such manner as the committee shall determine and shall be effective in accordance with such rules as the committee may establish from time to time. Any withdrawal by a married participant must be consented to in writing by the participant's spouse, must acknowledge the effect of the withdrawal and must be witnessed by a plan representative or notary public.

                               SECTION 8

                          PRIOR PLAN ACCOUNT


          8.1. Transfer of Prior Plan Balance. Each partici-pant in the plan who, prior to July 1, 1987, was covered by the Western Publishing Company Employees' Savings and Security Plan ("savings and security plan") has had his account balance under such plan transferred in a lump sum to this plan. The balance attributable to such participant's participation in such plan (a "prior plan") will be subject to the provisions of this section.

          8.2. Prior Plan Accounts. All such amounts which have been transferred to this plan from a prior plan will be held in a separate prior plan account established for the participant which will be fully vested and nonforfeitable at all times. Such prior plan account will be adjusted from time to time in accordance with the provisions of Section 6 and, except as otherwise provided in subsection 8.3, will be distributed in accordance with the provisions of Section 7. Appropriate subaccounts will be maintained reflecting each participant's interest in a prior plan.

          8.3. Withdrawals from Prior Plan Accounts. No withdrawals of any portion of a participant's prior plan account will be permitted prior to distribution in accordance with Section 7 of the plan unless such amounts are attributable to such participant's participation in the Savings and Security Plan or unless such amounts are attributable "rollover" amounts as described in subsection 8.4. As of any day during any plan year quarter (but not more frequently than once in each plan year quarter), a participant may withdraw all or any portion of the net credit balance in his prior plan account reflecting his participation in the savings and security plan.

          8.4. Other Transferred Amounts and Rollovers. Sub-ject to such rules and requirements as the committee may estab-lish, a participant may direct the trustee to receive a "roll-over" amount either in the form of a direct rollover (as defined in Section 401(a)(31) of the Code) or an indirect rollover as defined in Section 402(c)(5) or Section 408(d)(3) of the Code attributable to such participant's participation in any other qualified pension or profit sharing plan under
Section 401(a) of the Code. Any such rollover amount shall be credited to a prior plan account and will be subject to the provisions of subsection 8.2. At the direction of a participant and with the consent of the committee, the trustee, under this plan, may receive assets held for a participant under any other plan pursuant to a trust-to-trust transfer between such qualified pension or profit sharing plan and this plan. Any such transferred amounts will be credited to a prior plan account and shall be subject to the provisions of subsec-tion 8.2.

                               SECTION 9

                             THE COMMITTEE


          9.1. Membership. A committee consisting of three or more persons (who may but need not be employees of the employ-ers) shall be appointed by the company. The secretary of the company shall certify to the trustee from time to time the appointment to (and termination of) office of each member of the committee and the person who is selected as secretary of the committee.

          9.2. Committee's General Powers, Rights, and Duties. Except as otherwise specifically provided and in addition to the powers, rights, and duties specifically given to the com-mittee elsewhere in the plan and the trust agreement, the com-mittee shall have the following powers, rights, and duties:

          (a) To select a secretary, if it believes it advisable, who may but need not be a com-mittee member.

          (b) To determine all questions arising under the plan, including the power to determine the rights or eligibility of employees or participants and any other persons to bene-fit under the plan, and the amount of their benefits under the plan, and to remedy ambiguities, inconsistencies, or omissions.

          (c) To adopt such rules of procedures and regu-lations as in its opinion may be necessary for the proper and efficient administration of the plan and as are consistent with the plan and trust agreement.

          (d) To enforce the plan in accordance with the terms of the plan and the trust agreement and the rules and regulations adopted by the committee.

          (e) To direct the trustee as respects payments or distributions from the trust fund in accordance with the provisions of the plan.

          (f) To furnish the employers with such infor-mation as may be required by them for tax or other purposes in connection with the plan.

          (g) To employ agents, attorneys, accountants, or other persons (who also may be employed by the employers) and to allocate or dele-gate to them such powers, rights, and du-ties as the committee may consider neces-sary or advisable to properly carry out administration of the plan, provided that such allocation or delegation and the ac-ceptance thereof by such agents, attorneys, accountants, or other persons shall be in writing.

          9.3. Manner of Action. During a period in which two or more committee members are acting, the following provisions apply where the context admits:

          (a) A committee member by writing may delegate any or all of his rights, powers, duties, and discretions to any other member, with the consent of the latter.

          (b) The committee members may act by meeting or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.

          (c) An action or a decision of a majority of the members of the committee as to a matter shall be as effective as if taken or made by all members of the committee.

          (d) If, because of the number qualified to act, there is an even division of opinion among the committee members as to a matter, a disinterested party selected by the commit-tee shall decide the matter, and his deci-sion shall control.

          (e)  Except as otherwise provided by law, no
               member of the committee shall be liable or responsible for an act or omission of the other committee members in which the former has not concurred.

          (f)  The certificate of the secretary of the
               committee or of a majority of the committee members that the committee has taken or authorized any action shall be conclusive in favor of any person relying on the cer-tificate.

          9.4. Interested Committee Member. If a member of the committee is also a participant in the plan, he may not decide or determine any matter or question concerning distribu-tions of any kind to be made to him or the nature or mode of settlement of his benefits unless such decision or determina-tion could be made by him under the plan if he were not serving on the committee.

          9.5. Resignation or Removal of Committee Members. A member of the committee may be removed by the company at any time by ten days' prior written notice to him and the other members of the committee. A member of the committee may resign at any time by giving ten days' prior written notice to the company and the other members of the committee. The company may fill any vacancy in the membership of the committee provid-ed, however, that if a vacancy reduces the membership of the committee to less than three, such vacancy shall be filled as soon as practicable. The company shall give prompt written notice thereof to the other members of the committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights, and duties conferred on the commit-tee.

          9.6. Committee Expenses. All costs, charges, and expenses reasonably incurred by the committee will be paid by the employers in such proportions as the company may direct. No compensation will be paid to a committee member as such.

          9.7. Information Required by Committee. Each person entitled to benefits under the plan shall furnish the committee with such documents, evidence, data, or information as the committee considers necessary or desirable for the purpose of administering the plan. The employers shall furnish the com-mittee with such data and information as the committee may deem necessary or desirable in order to administer the plan. The records of the employers as to an employee's or participant's period of employment, termination of employment, and the reason therefor, leave of absence, reemployment, compensation, and adjusted compensation, will be conclusive on all persons unless determined to the committee's satisfaction to be incorrect.

          9.8. Uniform Rules. The committee shall administer the plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.

          9.9. Review of Benefit Determinations. The commit-tee will provide notice in writing to any participant or bene-ficiary whose claim for benefits under the plan is denied, and the committee shall afford such participant or beneficiary a full and fair review of its decision if so requested.

          9.10. Committee's Decision Final. Subject to appli-cable law, any interpretation of the provisions of the plan and any decisions on any matter within the discretion of the com-mittee made in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the committee shall make such adjustment on account thereof as it considers equitable and practicable.

                              SECTION 10

                          GENERAL PROVISIONS

          10.1.  Additional Employers.  Any United States sub-

sidiary of the company may adopt the plan and become a party to the trust agreement by:

          (a) Filing with the company, the committee, and the trustee a written instrument to that effect; and

          (b) Filing with the committee and the trustee a certified copy of a resolution of the com-pany's Board of Directors consenting to such action.

          10.2. Action by Employers. Any action required or permitted to be taken by an employer under the plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

          10.3. Waiver of Notice. Any notice required under the plan may be waived by the person entitled to such notice.

          10.4. Controlling Law. Except to the extent super-seded by laws of the United States, the laws of Wisconsin shall be controlling in all matters relating to the plan.

          10.5. Employment Rights. The plan does not consti-tute a contract of employment, and participation in the plan will not give any employee the right to be retained in the employ of an employer, nor any right or claim to any benefit under the plan, unless such right or claim has specifically accrued under the terms of the plan.

          10.6. Litigation by Participants. If a legal action begun against the trustee, an employer or the committee or any member thereof by or on behalf of any person results adversely to that person, or if a legal action arises because of con-flicting claims to a participant's or other person's benefits, the cost to the trustee, the employers, or the committee or any member thereof of defending the action will be charged to the extent permitted by law to the sums, if any, which were in-volved in the action or were payable to the person concerned.

          10.7. Interests Not Transferable. The interests of persons entitled to benefits under the plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Internal Revenue Code or any state's income tax act or pursuant to any qualified domestic relations order as defined in Section 414(p) of the Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered, except as otherwise provided in Section 401(a)(13) of the Code. Notwithstanding any other provisions of the plan, the committee may direct the trustee to distribute benefits to an alternate payee on the earliest date specified in a qualified domestic relations order, without regard to whether such distribution is made or commences prior to the participant's earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) or the earliest date that the participant could commence receiving benefits under the plan.

          10.8. Absence of Guaranty. Neither the committee nor the employers in any way guarantee the trust fund from loss or depreciation. The liability of the trustee or the committee to make any payment under the plan will be limited to the as-sets held by the trustee which are available for that purpose.

          10.9. Evidence. Evidence required of anyone under the plan may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

                              SECTION 11

                       AMENDMENT AND TERMINATION

          11.1. Amendment. While the employers expect and intend to continue the plan, the company reserves the right to amend the plan from time to time, except as follows:

          (a) The duties and liabilities of the committee cannot be changed substantially without its consent;

          (b) No amendment shall reduce the accrued bene-fit (as defined in Section 411(d)(6) of the Code) the participant would be entitled to receive if he had resigned from the employ of all the employers on the date of the amendment; and

          (c) Except as provided in subsection 3.8, under no condition shall an amendment result in the return or repayment to any employer of any part of the trust fund or the income from it or result in the distribution of the trust fund for the benefit of anyone other than persons entitled to benefits under the plan.

          11.2. Termination. The plan will terminate as to all employees (i) on any date specified by the company if 30 days' advance written notice of the termination is given to the committee, the trustee, and the other employers, or (ii) on the date that contributions by all employers are completely discon-tinued under the plan. A partial termination of the plan may occur as to an individual employer or as to a group or class of employees on any date so specified by the company or as re-quired by law.

          11.3. Reorganizations. No plan termination will occur solely as a result of the judicially declared bankruptcy or insolvency of an employer, or the dissolution, merger, con-solidation, or reorganization of an employer, or the sale by that employer of all or substantially all of its assets, or the termination or complete discontinuance of contributions by any one employer. However, arrangement may be made with the con-sent of the company whereby the plan will be continued by any successor to that employer or any purchaser of all or substan-tially all of its assets, in which case the successor or pur-chaser will be submitted for that employer under the plan and trust agreement provided that, if an employer is merged, dis-solved, or in any other way organized into, or consolidated with, any other employer, the plan as applied to the former employer will automatically continue in effect without a termi-nation thereof.

          11.4. Vesting and Distribution on Termination. On termination or partial termination of the plan, the date of termination will be a "special accounting date" and, after all adjustments then required have been made, each affected partic-ipant's benefits will be nonforfeitable. If, on termination of the plan, the participant remains an employee of an employer, the amount of his benefits shall be retained in the trust fund until his termination of employment with all of the employers and then shall be paid to him in accordance with the provisions of subsection 7.4. In the event that the participant's employ-ment with all of the employers is terminated coincident with the termination of the plan, his benefits shall be paid to him in a lump sum, subject to the provisions of subsection 7.4.

          11.5. Notice of Amendment or Termination. Partici-pants will be notified of an amendment or termination of the plan within a reasonable time.

          11.6. Plan Merger, Consolidation, Etc. In the case of any merger or consolidation of this plan with, or the trans-fer of assets or liabilities of this plan to any other plan, each participant's benefits if such plan terminated immediately after such merger, consolidation, or transfer shall be equal to or greater than the benefits he would have been entitle to receive if this plan had terminated immediately before the merger, consolidation, or transfer.

                              SECTION 12

                            TOP-HEAVY RULES

          12.1. Purpose and Effect. The purpose of this sec-tion is to comply with the requirements of Section 416 of the Code. The provisions of this section shall be effective for each plan year in which the plan is a "top-heavy plan" within the meaning of Section 416(g) of the Code.

          12.2. Top-Heavy Plan. In general, the plan will be a top-heavy plan for any plan year if, in the case of the first plan year, on the last day of such plan year, and in the case of any subsequent plan year, as of the last day of the preced-ing plan year (the "determination date"), the sum of the amounts in (a), (b), and (c) below for key employees (defined below and in Section 416(i)(1) of the Code) exceeds sixty per-cent (60%) of the sum of such amounts for all employees who are covered by a defined contribution plan or defined benefit plan which is aggregated in accordance with subsection 12.4 below:

          (a) The aggregate account balances of partici-pants under this plan.

          (b) The aggregate account balances of partici-pants under any other defined contribution plan included in subsection 12.4.

          (c)  The present value of cumulative accrued
               benefits of participants calculated under any defined benefit plan included in sub-
               section 12.4.

In determining the account balances of participants under this plan, (i) such participant's account balances shall be in-creased by the aggregate distributions, if any, made with re-spect to the participant during the five-year period ending on the determination date, (ii) the account balances of a partici-pant who was previously a key employee, but who is no longer a key employee, shall be disregarded, (iii) the accounts of a beneficiary of a participant shall be considered accounts of the participant, and (iv) the account balances of a participant who has not performed any services for an employer during the 5-year period ending on the determination date shall be disre-garded.

          12.3. Key Employee. In general, a "key employee" is an employee who, at any time during the plan year ending on the determination date or during any of the four preceding plan years, is:

          (a)  an officer of employer or a controlled
               group member whose compensation (as defined in subparagraph 6.5(a)) exceeds fifty per-cent (50%) of the dollar limitation speci-fied in Section 415(b)(1)(A) of the Code for a plan year (including only the greater of three or ten percent of the total employees of the employer and controlled group members but not exceeding 50);


          (b) one of the ten employees owning the largest interests in an employer and all other controlled group members in excess of a one-half percent interest and whose compen-sation [as defined in subparagraph 6.5(a)] exceeds the dollar limitation specified in subparagraph 6.5(a);

          (c) a five percent (5%) owner of an employer or controlled group member; or

          (d) a one percent (1%) owner of an employer or controlled group member receiving annual compensation from the employer and all other controlled group members of more than $150,000.

A "key employee" for purposes of any other plan included in subsection 12.4 means a key employee as determined in accor-dance with such plan.

          12.4. Aggregated Plans. Each other defined contri-bution plan and defined benefit plan maintained by an employer or controlled group member which covers a "key employee" as a participant or which is maintained by such employer or control-led group member in order for a plan covering a key employee to be qualified shall be aggregated in determining whether this plan is top-heavy. In addition, any other defined contribution or defined benefit plan or an employer or controlled group mem-ber may be included if all such plans which are included when aggregated will not discriminate in favor of officers, share-holders, or highly compensated employees.

          12.5. Minimum Contribution. For any plan year in which the plan is a top-heavy plan, employer contributions and forfeitures (other than income deferral contributions) credited to each participant who is not a key employee shall not be less than 3 percent of such participant's adjusted compensation for that year, except that, in no event shall the employer contri-butions and forfeitures credited in any year to a participant who is not a key employee (expressed as a percentage of such participant's adjusted compensation) exceed the maximum employ-er contributions, income deferral contributions and forfeitures credited in that year to a key employee expressed as a percentage of such key employee's adjusted compensation up to $200,000 or such greater amount as may be determined by the Commissioner of Internal Revenue for that year.

          12.6. Maximum Earnings. For any plan year in which the plan is a top-heavy plan, a participant's adjusted compen-sation in excess of $200,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for that plan year) shall be disregarded for purposes of subsections 3.4, and 6.5 of the plan.


          12.7. No Duplication of Benefits. If a participant is covered by another plan maintained by an employer or con-trolled group member, appropriate modification may be made in the plan in accordance with regulations issued by the Internal Revenue Service to prevent inappropriate duplication of minimum contributions or benefits under Section 416 of the Code.

          12.8. Adjustment of Combined Benefit Limitations. For any plan year in which the plan is a top-heavy plan, the determination of the defined contribution plan fraction and defined benefit plan fraction under subsection 6.5 of the plan shall be adjusted in accordance with the provisions of Section 416(h) of the Code.

                             SUPPLEMENT A
                                  TO
                   GOLDEN RETIREMENT SAVINGS PROGRAM

1. This Supplement A to the Golden Retirement Savings Program (the "plan") extends the plan to certain employees and former employees who are included in the following groups or classes of employees employed by Western Publishing Company, Inc. (the "employer'), as of the effective dates specified below:

     Group or Class                                Effective Date
     --------------                                --------------
     (a)  Hourly rated Employees who               July 1, 1987
          are not represented by a
          collective bargaining agent
          and certain other former
          employees as designated by the company.

     (b)  Employees who are members of the         July 1, 1988
          collective bargaining unit
          represented by Local 254M of
          the Graphic Communications
          International Union.

     (c)  Employees who are members of the         July 1, 1987
          collective bargaining unit
          represented by Local 223B of
          the Graphic Communications
          International Union.

     (d)  Employees who are members of the         July 1, 1987
          collective bargaining unit
          represented by Local 309 of
          the International Union of
          Operating Engineers.

     (e)  Employees who are members of the         July 1, 1987
          collective bargaining unit

          represented by Local 43 of
          the International Brotherhood of
          Teamsters, Chauffeurs, Warehousemen,
          and Helpers of America.

     (f)  Employees who are members of the         July 1, 1988
          collective bargaining unit
          represented by Local 1007 of the
          International Union, United Automobile,
          Aerospace & Agricultural Implement
          Workers of America, UAW.

     (g)  Former employees who are members         July 1, 1988
          of the collective bargaining unit
          represented by Local 62B of the
          Graphic Communications
          International Union.

2. All provisions of the plan to the extent such provisions are not inconsistent with this Supplement A shall apply to plan participants covered by this Supplement A.

3.   This Supplement A is effective as of July 1, 1988.